Exhibit 10.3

First Amendment To Amended and Restated Credit Agreement

By and among

Kimball Electronics, Inc.

and

The Lenders Party Hereto

and

JPMorgan Chase Bank, N.A.,
as Administrative Agent

and

Bank of America, N.A.
as Documentation Agent

________________________

JPMorgan Chase Bank, N.A. and BOFA Securities, Inc.,
as Joint Bookrunners and Joint Lead Arrangers

Dated as of February 3, 2023

First Amendment To Amended and Restated Credit Agreement

This First Amendment To Amended and Restated Credit Agreement (this “First Amendment”) is made as of February 3, 2023, by and among Kimball Electronics, Inc. (the “Borrower”), the Lenders party hereto, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). The parties hereto agree as follows:
W I T N E S S E T H:
Whereas, as of May 4, 2022, the parties hereto entered into a certain Amended and Restated Credit Agreement (the “Agreement”, capitalized terms used in this First Amendment, and not specifically herein defined, shall have the meanings ascribed to them in the Agreement); and
Whereas, the parties desire to amend the Agreement to amend certain terms and provisions, all subject to and as provided in this First Amendment;
Now, Therefore, in consideration of the premises, and the mutual promises herein contained, the parties agree that the Agreement shall be, and it hereby is, amended as provided herein and the parties further agree as follows:

Part I. Amendatory Provisions
Article I: Definitions
    Section 1.01    Defined Terms. Section 1.01 of the Agreement is hereby amended by substituting the following new definition in lieu of the like existing definition:
    “Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).

Article II: The Credits
    Section 2.12    Fees. Section 2.12 of the Agreement is hereby amended by substituting the following new clauses (a) and (b) in lieu of the like existing clauses (a) and (b), respectively:
(a)    The Borrower agrees to pay to the Administrative Agent a commitment fee for the account of each Revolving Lender, which shall accrue at the Applicable Rate on the daily amount of the undrawn portion of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Lenders’ Revolving Commitments terminate; it being understood that the LC Exposure of a Lender shall be included and the Swingline Exposure of a Lender shall be excluded in the drawn portion of the Revolving Commitment of such Lender for purposes of calculating the commitment fee. Accrued commitment fees shall be payable in arrears on the fifteenth (15th) day of January, April, July, and October of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any commitment fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed (including the first (1st)

day and the last day of each period but excluding the date on which the Revolving Commitments terminate).
(b)    The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in each outstanding Letter of Credit, which shall accrue on the daily maximum stated amount then available to be drawn under such Letter of Credit at the same Applicable Rate used to determine the interest rate applicable to Term Benchmark Revolving Loans, during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank for its own account a fronting fee with respect to each Letter of Credit issued by such Issuing Bank, which shall accrue at the rate of one eighth percent (1/8%) per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure with respect to Letters of Credit issued by such Issuing Bank, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment or extension of any Letter of Credit and other processing fees, and other standard costs and charges, of such Issuing Bank relating to Letters of Credit as from time to time in effect. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the fifteenth (15th) day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed (including the first (1st) day but excluding the last day).

Article VI: Negative Covenants
    Section 6.01    Indebtedness. Section 6.01 of the Agreement is hereby amended by substituting the following new clause (e) in lieu of the like existing clause (e):
(e)    other unsecured Indebtedness of any Loan Party in an aggregate principal amount not exceeding at any time outstanding the sum of $250,000,000, so long as the terms and conditions related to such Indebtedness are no more restrictive than those under this Agreement pertaining to the Revolving Commitments and so long as the maturity date of such Indebtedness is subsequent to the Revolving Credit Maturity Date, minus (i) the amount of secured Indebtedness outstanding as permitted by clause (d) above, and (ii) the amount of unsecured Indebtedness outstanding as permitted by clause (g) below;
Section 6.01    Indebtedness. Section 6.01 of the Agreement is hereby further amended by adding the following new clause (g) thereto:
(g)    Indebtedness of the Borrower pursuant to that certain Credit Agreement dated February 3, 2023 by and among Borrower, the lenders party thereto, and Chase, as administrative agent.

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Part II. Continuing Effect
Except as expressly modified herein:
(a)    All terms, conditions, representations, warranties and covenants contained in the Agreement shall remain the same and shall continue in full force and effect, interpreted, wherever possible, in a manner consistent with this First Amendment; provided, however, in the event of any irreconcilable inconsistency, this First Amendment shall control; and
(b)    The representations and warranties contained in the Agreement shall survive this First Amendment in their original form as continuing representations and warranties of the Borrower.

Part III. Representations And Warranties
In consideration hereof, the Borrower represents, warrants, covenants and agrees that:
(a)    This First Amendment and the transactions contemplated hereby are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This First Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)    Each representation and warranty set forth in the Agreement, as hereby amended, are true and correct as of the date hereof in all material respects, except to the extent that such representation and warranty is expressly intended to apply solely to an earlier date and except changes reflecting transactions permitted by the Agreement;
(c)    There currently exist no offsets, counterclaims or defenses to the performance of the Obligations (such offsets, counterclaims or defenses, if any, being hereby expressly waived);
(d)    At the time of and immediately after giving effect to this First Amendment and any transactions contemplated hereby, no Default shall have occurred and be continuing.

Part IV. Independent Credit Decision
Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this First Amendment.

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Part V. Conditions Precedent
Notwithstanding anything contained in this First Amendment to the contrary, this First Amendment shall not become effective until each of the following conditions precedent have been satisfied (or waived) in accordance with the terms herein:
(a)The Administrative Agent shall have received counterparts of this First Amendment, duly executed by the Administrative Agent, Borrower, the Loan Guarantors and the Lenders; and
(b)The Administrative Agent shall have received a duly executed certificate of the Secretary or any Assistant Secretary of the Borrower and each Loan Guarantor (A) certifying as complete and correct, the authorizing resolutions of the Borrower and each Loan Guarantor, and (B) certifying as complete and correct, attached copies of the articles of incorporation or articles of organization and by-laws or operating agreement, as applicable, of the Borrower and each Loan Guarantor, or certifying that such articles of incorporation or by-laws, have not been amended (except as shown) since the previous delivery thereof to the Administrative Agent.
(c) Delivery of counterparts to this First Amendment, duly executed by the Administrative Agent and/or the Lenders, shall in each case be conclusive evidence of such party’s satisfaction with each of the applicable conditions precedent set forth above.

Part VI. Expenses
The Borrower agrees to pay or reimburse the Administrative Agent for all reasonable expenses of the Administrative Agent (including, without limitation, reasonable attorneys’ fees) incurred in connection with this First Amendment.

Part VII. Counterparts
This First Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this First Amendment by telefacsimile or other electronic method of transmission shall have the same force and delivery of an original executed counterpart of this First Amendment. Any party delivering an executed counterpart of this First Amendment by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this First Amendment, but the failure to do so shall not affect the validity, enforceability, and binding effect of this First Amendment.

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In Witness Whereof, the parties hereto have caused this First Amendment to be executed by their respective officers duly authorized as of the date first above written.

[Signature Pages Follow]

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“BORROWER”

KIMBALL ELECTRONICS, INC.

By:	/s/ Jana Croom
Jana Croom,
Chief Financial Officer

By:	/s/ Adam W. Smith
Adam W. Smith, Treasurer

Signature Page to First Amendment to Amended and Restated Credit Agreement

OTHER LOAN PARTIES:

KIMBALL ELECTRONICS GROUP, LLC

By:	/s/ Jana Croom
Jana Croom,
Chief Financial Officer

KIMBALL ELECTRONICS MEXICO, INC.

By:	/s/ Jana Croom
Jana Croom,
Chief Financial Officer

KIMBALL ELECTRONICS TAMPA, INC.

By:	/s/ Jana Croom
Jana Croom,
Chief Financial Officer

KIMBALL ELECTRONICS INDIANAPOLIS, INC.

By:	/s/ Jana Croom
Jana Croom,
Chief Financial Officer

KIMBALL ELECTRONICS INDIANA, INC.

By:	/s/ Jana Croom
Jana Croom,
Chief Financial Officer

Signature Page to First Amendment to Amended and Restated Credit Agreement

“LENDERS”

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, Swingline Lender and Issuing Bank

By:	/s/ Kyle S. Middleton
Name:	Kyle S. Middleton
Title:	Executive Director

BANK OF AMERICA, N.A.

By:	/s/ Matthew R. Doye
Name:	Matthew R. Doye
Title:	Senior Vice President

Signature Page to First Amendment to Amended and Restated Credit Agreement

HSBC BANK USA, N.A.

By:	/s/ Kyle Patterson
Name:	Kyle Patterson
Title:	Senior Vice President

Signature Page to First Amendment to Amended and Restated Credit Agreement

FIFTH THIRD BANK, NATIONAL ASSOCIATION

By:	/s/ Eric Harvey
Name:	Eric Harvey
Title:	Senior Vice President
Signature Page to First Amendment to Amended and Restated Credit Agreement